UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

RESTORATION HARDWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.0001 per share, of Restoration Hardware, Inc. (“Common Stock”)

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Restoration Hardware sent the following e-mail to employees on February 29, 2008:

Team Resto:

In my note to you yesterday, I discussed a regulatory filing by Sears and a letter to the Independent Committee of our Board of Directors in which Sears indicated their interest in acquiring the Company. Yesterday was the end of a second 35 day solicitation or “go shop” period for the Independent Committee to solicit competing proposals to the Catterton Agreement and Plan of Merger. Despite numerous efforts to engage with Sears Holdings during the go shop process, Sears Holdings did not submit a proposal until the final day.

Last night, the Independent Committee unanimously determined that the Sears proposal was subject to a number of significant uncertainties, and that the terms of the proposal were not reasonably likely to result in a superior proposal under the terms of the Catterton Merger Agreement. Accordingly, Sears was not named an Excluded Party in the Merger Agreement. This means we are moving forward on exclusive terms with Catterton Partners. The attached press release was issued earlier today.

I look forward to completing the transaction with Catterton Partners – we are moving forward at full steam ahead.

If you have any questions, or if you receive any inquiries about the transaction, contact our Chief Financial Officer, Chris Newman at (415) 945-4530 or cnewman@restorationhardware.com.

Carpe Diem,

Gary

Additional Information and Where to Find It

In connection with the proposed merger with Catterton Partners, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on February 19, 2008. Investors and security holders are strongly advised to read the definitive proxy statement when it becomes available because it will contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company at the SEC website at http://www.sec.gov. The definitive proxy statement and other documents also may be obtained for free from the Company by directing such request to Chris Newman, Chief Financial Officer and Secretary, telephone: (415) 945-4530, or on the company’s website at http://www.restorationhardware.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of stockholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the definitive proxy statement relating to the merger when it becomes available. Each of these documents may be obtained for free at the SEC website at http://www.sec.gov or from the Company by directing such request to Chris Newman, Chief Financial Officer and Secretary, telephone: (415) 945-4530, or on the company’s website at http://www.restorationhardware.com.

Restoration Hardware Announces End of ‘Go-Shop’ Period

with No Parties Designated as Excluded Parties

Corte Madera, California – February 29, 2008 –Restoration Hardware, Inc. (Nasdaq: RSTO), announced today the expiration of the “go-shop” period conducted by a committee of independent directors, and that the independent committee has unanimously determined that no party has qualified as an excluded party under the terms of the Agreement and Plan of Merger with certain affiliates of Catterton Partners.

During the “go-shop” period, Restoration Hardware was permitted to initiate, solicit and encourage alternative proposals until February 28, 2008. Despite numerous efforts to engage with Sears Holdings during the go shop process, Sears Holdings did not submit a proposal until the final day. After several discussions with representatives of Sears Holdings concerning the terms of the proposal, the independent committee determined that the current Sears Holdings proposal was not reasonably likely to result in a superior proposal under the terms of the Agreement and Plan of Merger because, among other considerations, the proposal was subject to significant uncertainties compared to the Agreement and Plan of Merger.

With the expiration of the “go-shop” period, Restoration Hardware is continuing to work with Catterton Partners to complete the merger in a timely manner, subject to satisfaction of the conditions set forth in the Agreement and Plan of Merger.

About Restoration Hardware

Restoration Hardware, Inc. is a specialty retailer of high quality home furnishings, bath fixtures and bathware, functional and decorative hardware, gifts and related merchandise that reflects the Company’s classic and authentic American point of view. Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com. The Company currently operates 102 retail stores and nine outlet stores in 30 states, the District of Columbia and Canada.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve known and unknown risks. Such forward-looking statements include, without limitation, statements concerning the timing of the closing of the merger and statements containing words such as “likely” or “expects” and words of similar import or statements of management’s opinion. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including the following: (1) the Company may be unable to obtain stockholder approval required for the merger agreement; (2) the Company may be unable to obtain regulatory approvals required for the transactions contemplated by the merger agreement; (3) conditions to the closing of the merger agreement may not be satisfied; (4) the transaction may involve unexpected costs, unexpected liabilities or unexpected delays; (5) the Company may be adversely affected by the uncertainty relating to the pending merger or the possibility of another transaction involving the Company, including potential difficulties in employee retention, disruption in current plans or operations and diversion of management’s attention from ongoing business operations; and

(6) the Company may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the quarter ended November 3, 2007, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), in Part I, Item 4 thereof (“Controls and Procedures”), and in Part II, Item 1A thereof (“Risk Factors”). Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on February 19, 2008. Investors and security holders are strongly advised to read the definitive proxy statement when it becomes available because it will contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company at the SEC website at http://www.sec.gov. The definitive proxy statement and other documents also may be obtained for free from the Company by directing such request to Chris Newman, Chief Financial Officer and Secretary, telephone: (415) 945-4530, or on the company’s website at http://www.restorationhardware.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of stockholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the definitive proxy statement relating to the merger when it becomes available. Each of these documents may be obtained for free at the SEC website at http://www.sec.gov or from the Company by directing such request to Chris Newman, Chief Financial Officer and Secretary, telephone: (415) 945-4530, or on the company’s website at http://www.restorationhardware.com.

Contacts

Investors:

The Consumer Group

Christine Greany

(858) 523-1732

Media:

Sitrick and Company

Michael Sitrick (310) 788-2850

Lance Ignon (415) 793-8851